UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2010
(Date of earliest event reported)

Double-Take Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33184	20-0230046
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 TURNPIKE ROAD, SUITE 210 SOUTHBOROUGH, MASSACHUSETTS	01772	877-335-5674
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

    Double-Take Software, Inc.’s (the “Company”) 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 13, 2010.  As of March 19, 2010, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 21,144,093 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. At the meeting, the holders of 16,873,784 shares of the Company's issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The proposals are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2010. The vote results detailed below represent final results as certified by the Inspector of Elections.

Following are descriptions of the matters voted on and the final results of such voting:

Proposal 1:  Election of Directors:

The following members were elected to the Company’s Board of Directors to hold office for the term expiring at the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker non-votes

Dean Goodermote	14,220,283	214,085	6,551	2,432,865

Deborah M. Besemer	14,260,161	174,537	6,221	2,432,865

Paul D. Birch	11,471,545	2,966,053	3,321	2,432,865

John B. Landry	14,271,097	166,501	3,321	2,432,865

John W. Young	14,271,447	166,151	3,321	2,432,865

Proposal 2: Ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker non-votes

16,841,117	31,709	958	¯

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double-Take Software, Inc.

Date: May 17, 2010                                                      By:           /s/  S. Craig Huke
S. Craig Huke
Vice President and Chief Financial Officer